UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2020 (February 17, 2021)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices and ZIP Code)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Molina Healthcare, Inc. (the “Company”) on November 19, 2020 (the “Original Form 8-K”). This Amendment No. 1 supplements the disclosure under Item 5.02 in the Original Form 8-K to include the effective date of Thomas Tran’s retirement as the Company’s Chief Financial Officer (“CFO”), the effective date of Mark Keim’s appointment as CFO, and disclosure of the terms of the Waiver and Release Agreement between the Company and Mr. Tran.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Thomas Tran as CFO and Waiver and Release Agreement
Mr. Tran retired as CFO effective February 17, 2021. In connection with his retirement, Mr. Tran entered into a Waiver and Release Agreement with the Company effective December 22, 2020 (the “Agreement”). Mr. Tran has agreed to provide transition services and to make himself available as reasonably requested by the Company until close of business on May 31, 2021 (the “Termination Date”). During the transition period, Mr. Tran will continue to receive his current benefits and base salary, payable in accordance with the Company’s payroll policies and procedures.
In appreciation of Mr. Tran’s service to the Company, as well as for the transition services to be provided by Mr. Tran as described above, the Company is providing to Mr. Tran a departure arrangement equal to $1,750,000, less applicable withholding taxes, payable in cash after the Termination Date and following the expiration of the 21-day revocation period following his reaffirmation of the Agreement. Mr. Tran will also be eligible to participate in the Company’s 2020 Short Term Incentive Compensation Program and may be paid a cash payment in an amount to be determined by the Company in its sole and absolute discretion. Any performance stock units and shares of restricted stock that were previously issued to Mr. Tran and that are outstanding and unvested as of the Termination Date will be forfeited.
Pursuant to the Agreement, Mr. Tran agreed to grant a general release to the Company and its affiliates and its and their employees, officers, directors, and agents, subject to certain standard exclusions. Mr. Tran also agreed to be bound by certain covenants in the Agreement.
The foregoing description of Mr. Tran’s Waiver and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.
Appointment of Mark Keim as CFO
Effective as of February 17, 2021, Mark Keim, the Company’s former Executive Vice President of Strategic Planning, Corporate Development and Transformation, was appointed as CFO. Mr. Keim’s 2021 base salary will be increased from $650,000 to $850,000, with a target bonus opportunity level as a percentage of base salary of 100%, and a target long-term equity incentive grant for 2021 of $3,500,000. For information with respect to Mr. Keim’s age, business experience, and certain other matters, see the Original Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
10.1	Waiver and Release Agreement effective as of December 22, 2020, by and between Thomas L. Tran and the Company.
104	Cover Page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on November 17, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	November 17, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary